EX-99.1

(logo) WELLS FARGO

Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951
MAC: R1204-010


October 28, 2013


NOTICE OF RESIGNATION OF
SECURITIES ADMINISTRATOR, AUTHENTICATING AGENT, CERTIFICATE
REGISTRAR, PAYING AGENT AND RULE 17g-5 INFORMATION PROVIDER


TO: The parties listed on Schedule A

RE: Wells Fargo Bank, N.A., as Securities Administrator for Sequoia Mortgage
    Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2013 (as amended, the "Agreement"), by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Pursuant to Sections 6.06(a), 3.02 and 6.10(a) of the Agreement, notice is hereby provided that Wells Fargo intends to resign as Securities Administrator, Certificate Registrar and Authenticating Agent, respectively, under the Agreement, effective as of the last moment of 11:59 p.m. on December 31, 2013. Further, in connection with its resignation as Securities Administrator and in its capacity as such, notice is hereby provided that Wells Fargo intends to resign as Paying Agent and Rule 17g-5 Information Provider under the Agreement, in each case, effective as of the last moment of 11:59 p.m. on December 31, 2013. Please note that Wells Fargo does NOT intend to resign in its capacities as Master Servicer and Custodian.

WELLS FARGO BANK, N.A.,
as Securities Administrator, Certificate Registrar,
Authenticating Agent, Paying Agent and
Rule 17g-5 Information Provider


(page)


SCHEDULE A

Sequoia Residential Funding, Inc.            Wells Fargo Bank, N.A.
One Belvedere Place, Suite 330               9062 Old Annapolis Road
Mill Valley, California 94941                Columbia, Maryland 21045
Facsimile number: (415) 381-1773             Attention: Client Manager - Sequoia
Electronic mail address:                     Mortgage Trust 2013-4
Sequoia.Notices@redwoodtrust.com
Attention: Sequoia Mortgage Trust 2013-4

Christiana Trust, a division of Wilmington
Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, Delaware 19801
Attention: Corporate Trust - Sequoia
Mortgage Trust 2013-4